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                                                                    EXHIBIT 10.3

                            OSI PHARMACEUTICALS, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN
                           RESTRICTED STOCK AGREEMENT


        THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made this 1st day of June, 2005 by and between OSI PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and Michael Atieh (the "Employee").

        NOW, THEREFORE, the parties hereto mutually agree to the following terms and conditions of this Agreement:

               1. ISSUANCE OF STOCK. Pursuant to the terms of the OSI Pharmaceutical, Inc. Amended and Restated Stock Incentive Plan (the "Plan"), the Company shall issue to the Employee 15,000 shares of Common Stock, subject to the terms, conditions and restrictions of this Agreement and the Plan (the "Restricted Stock"). The Company may withhold the actual delivery of a stock certificate evidencing the Restricted Stock awarded hereunder until such shares of Restricted Stock have become vested and transferable under the terms hereof or may issue in the name of the Employee a certificate evidencing such shares of Restricted Stock, which certificate shall bear a legend reflecting the restrictions imposed under this Agreement and such other legends the Company deems appropriate to comply with any applicable securities law.

               2. VESTING AND FORFEITURE. Shares of Restricted Stock issued under this Agreement shall vest in five equal tranches of 3,000 shares on each anniversary of the date hereof, commencing June 1, 2006 and terminating June 1, 2010; provided, however, that the Employee continues to be employed by the Company or an affiliate thereof as of such date. In the event the Employee's employment terminates from the Company and all affiliates thereof on or prior to June 1, 2010 for any reason, the shares of Restricted Stock issued hereunder which have not vested as of such termination date shall be forfeited as of the date of such termination of employment, and the Employee shall have no further rights with respect to such forfeited shares of Restricted Stock. Notwithstanding the foregoing, all of the shares of Restricted Stock shall vest upon a Change of Control (as such term is defined in the Amended and Restated Employment Agreement dated May 31, 2005 between the Company and the Employee).

               3. RESTRICTION ON TRANSFERABILITY. Shares of Restricted Stock issued hereunder shall not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered or disposed of in any manner by the Employee prior to the date such shares become vested under Section 2 of this Agreement.

               4. VOTING, DIVIDEND AND TENDER OFFER RIGHTS. Unless shares of Restricted Stock have been forfeited hereunder, the Employee shall have all voting, dividend and tender offer rights with respect to shares of Restricted Stock issued under this Agreement, whether or not such shares are vested or unvested.
               5. SECURITIES LAWS. The Company shall not be obligated to issue or deliver any shares of Restricted Stock under this Agreement in any manner in contravention of the Securities Act of 1933, as amended, any other federal or state securities law or the rules of any
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exchange or market system upon which the Common Stock is traded. The Board of
Directors of the Company or the Committee (as designated under the Plan) may, at any time, require, as a condition to the issuance or delivery of shares of Common Stock hereunder, the representation or agreement of the Employee to the effect that the shares issuable hereunder are acquired by the Employee for investment purposes and not with a view to the resale or distribution thereof, and may require such other representations and documents as may be required to comply with applicable securities laws or the rules of any applicable exchange or market system.

               6. WITHHOLDING OF APPLICABLE TAXES. The Employee shall pay, or make provision satisfactory to the Company for the payment of, any taxes the Company is obligated to collect with respect to the issuance or vesting of Restricted Stock under this Agreement, including but not limited to, any applicable, federal, state, or local withholding or employment taxes. If the Employee shall fail to pay, or make provision for the payment of, such taxes, the Company shall have the right to withhold such amount from any compensation or other amounts the Company owes the Employee.

               7. SUBJECT TO TERMS OF PLAN. Shares of Restricted Stock issued hereunder are subject to the terms and provisions of the Plan. All terms used herein which are defined in the Plan and not otherwise defined herein shall have the same meanings as in the Plan. To the extent that the provisions hereof conflict with those of the Plan, the provisions of the Plan shall control. All decisions or interpretations made by the Committee regarding any issue or question arising under this Agreement or the Plan shall be final, binding and conclusive on the Company and the Employee.

               8. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained herein or in the Plan shall confer to the Employee any right to continue in the employment of the Company or any affiliate thereof, or interfere in any way with the right of the Company or any affiliate thereof, to terminate the employment, responsibilities or duties of the Employee at any time for any reason whatsoever.

               9. BINDING EFFECT. This agreement shall be binding upon and inure to the benefit of the parties hereto, including the successors and assigns of the Company.

      IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the day and year first above written.

                                            OSI PHARMACEUTICALS, INC.

                                            /s/ Colin Goddard
                                            -----------------------------
                                            Name: Colin Goddard
                                            Title: Chief Executive Officer


                                            EMPLOYEE

                                            /s/ Michael Atieh
                                            -----------------------------
                                            Michael Atieh


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